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                     ATTACHMENT FOR CURRENT FILING OF N-SAR

                                  SUB-ITEM 77O
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                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                  SUB-ITEM 77O

The following transactions were reported during the period January 1, 2002 and June 30, 2002:

(Rule 10f-3 Transactions)

TOTAL RETURN TRUST

Name of Underwriter and Underwriting Syndicate Members Lead: Salomon Smith Barney, UBS Warburg, Deutsche Bank Alex Brown
Name of Isssuers: Sprint
Title of Securities: Sprint Capital Corp.
Date of First Offering: March 14, 2002
Amount of Total Offering:  $2 billion
Unit Price of Offering:  $99.853
Underwriting Spread or Commission: 307 vs. T 4 7/8 2/12
Trade date:  March 8, 2002
Portfolio Assets on Trade Date:  $835,979,682
Price Paid per Unit:  $99.853
Total Price Paid by Portfolio:  $599,118
Comparable Securities

      (1)   Rotech Healthcare Cusip: 778669AA9

      (2)   Boyd Gaming Cusip: 103304AJO

      (3)   Panamsat Corp. Cusip: 697933AN9




Name of Underwriter and Underwriting Syndicate Members: Banc of America LLC, Goldman Sachs, Deutsche Bank

         Co-Managers: Dresdner BaNK, DZ Bank AG Deutsche Zentral-Genoss, Hypovereinshbank, Westdeutsche Landesbank GZ, ABN AMRO, Banco Bilbao Vizcaya Argentaria, Barclays Capital, Bayerische Landesbank Girozentrale, BNP Paribas Group, Caboto Holding Sim (Gruppo Intesab), Commerzbank AG, Fortis Bank, HSBC, Ing Barings BBL, Landebank Baden-Wuerttemberg, Mizuho International PLC, Societe Generale, Tokyo-Misubishi International PLC

Name of Issuer:  Daimlerchrysler
Title of Securities: Daimlerchrysler NA HLDG GLBL
Date of First Offering: January 16, 2002
Amount of Offering:  $1.5 billion
Unit Price of Offering:  $99.644
Underwriting Spread or Commission: 225 vs. T 4 8/15/11, Total Gross Fee: 0.43% Trade Date: January 9, 2002
Portfolio Assets on Trade Date:  $748, 230,929
Price Paid per Unit:  $99.644
Total Price Paid by Portfolio: $3,886,116
Comparable Securities

      (1)   Constelltion Brands Inc. Cusip: 21036PAC2

      (2)   Teppco Partners Cusip: 872384AA0

      (3)   Park Place Entertainment Cusip: 700690AP5
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Name of Underwriter and Underwriting Syndicate Members
Lead:  Banc of America LLC
Co-Managers: ABN AMRO, BNP Paribas, Credit Lyonnais, J.P. Morgan
Name of Issuer:  El Paso Corp.
Title of Securities:  El Paso Corporation BD
Date of First Offering: January 8, 2002
Total Amount of Offering:  $1.1 billion
Unit Price of Offering:  $99.17
Trade Date:  January 8, 2002
Portfolio Assets on Trade Date:  $747,773,824.06
Price Paid per Unit: $99.17
Total Price Paid by Portfolio:  $14,875,500
Comparable Securities:

      (1)   Constellation Brands Inc. Cusip: 21036PAC2

      (2)   Dynegy Cusp: 26816LAG7

      (3)   Magnum Hunter Cusip: 55972FAB0